  As Filed with the Securities and Exchange Commission on December 14, 1998
                                                     REGISTRATION NO. 033-63350


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         -----------------------------

                        Post-Effective Amendment No. 1 to
                                    FORM S-3



                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                       UNITED ASSET MANAGEMENT CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
--------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)


                                   04-2714625
--------------------------------------------------------------------------------
                     (I.R.S. Employer Identification Number)


      One International Place, Boston, Massachusetts 02110, (617) 330-8900
--------------------------------------------------------------------------------
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)


          Joseph R. Ramrath, Senior Vice President and General Counsel
                      United Asset Management Corporation,
      One International Place, Boston, Massachusetts 02110, (617) 330-8900
--------------------------------------------------------------------------------
     (Name and Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)


                                    Copy to:

                    Terrence W. Mahoney, Esq., Hill & Barlow,
      One International Place, Boston, Massachusetts 02110, (617) 428-3000
--------------------------------------------------------------------------------


Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
             REGISTRATION STATEMENT ON FORM S-3 (REG. NO. 033-63350)

                       UNITED ASSET MANAGEMENT CORPORATION

         This Registration Statement on Form S-3 (Registration No. 033-63350) (the "Registration Statement") registered 8,000 shares of Common Stock, par value $0.01 per share (the "Shares"), of United Asset Management Corporation (the "Company"). A total of 8,000 Shares were sold pursuant to the Registration Statement.

         The total number of shares registered pursuant to the Registration Statement have been sold. Accordingly, pursuant to Rule 478(a) promulgated under the Securities Act of 1933, as amended, and undertaking A(3) contained in Part II of this Registration Statement, the Company hereby terminates the Registration Statement.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on December 14, 1998.



                                       UNITED ASSET MANAGEMENT CORPORATION
                                       (Registrant)




                                       By: /s/ William H.. Park
                                           ------------------------------------
                                           William H. Park
                                           Executive Vice President and
                                           Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


         Signature                                      Title                                 Date
         ---------                                      -----                                 ----

/s/ Norton H. Reamer*                             Chairman and Chief Executive           December 14, 1998
-------------------------------------             Officer, Director
Norton H. Reamer


/s/ Charles E. Haldeman, Jr.                      President, Director                    December 14, 1998
-------------------------------------
Charles E. Haldeman, Jr.


/s/ William H. Park                               Executive Vice President and Chief     December 14, 1998
-------------------------------------             Financial Officer (principal
William H. Park                                   accounting officer)



-------------------------------------             Director
Harold J. Baxter



-------------------------------------             Director
Francis Finlay



/s/ Robert J. Greenebaum*                         Director                               December 14, 1998
-------------------------------------
Robert J. Greenebaum



-------------------------------------             Director
Beverly L. Hamilton


-------------------------------------             Director
George E. Handtmann, II



-------------------------------------             Director
Brian M. Hanley, Jr.



/s/ Jay O. Light*                                 Director                               December 14, 1998
-------------------------------------
Jay O. Light.



/s/ David I. Russell*                             Director                               December 14, 1998
-------------------------------------
David I. Russell



/s/ Philip Scaturro*                              Director                               December 14, 1998
-------------------------------------
Philip Scaturro



/s/ John A. Shane*                                Director                               December 14, 1998
-------------------------------------
John A. Shane



/s/ Barbara S. Thomas*                            Director                               December 14, 1998
-------------------------------------
Barbara S. Thomas
Date:    December 14, 1998


*By: /s/ William H. Park
     -------------------------------------
     William H. Park, Attorney-in-fact